SECOND AMENDMENT TO THE
TIDAL ETF TRUST
INVESTMENT ADVISORY AGREEMENT
with
TOROSO INVESTMENTS, LLC
THIS SECOND AMENDMENT dated as of March 24, 2021, to the Investment Advisory Agreement, dated as of February 20, 2019, as amended September 10, 2020 (the “Agreement”), entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust as indicated on Amended Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (hereinafter called the “Adviser”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the SoFi Weekly Dividend ETF, as set forth on Amended Schedule A to the agreement; and
WHEREAS, Section 21 of the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;
NOW, THEREFORE, the parties agree as follows:
Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the SoFi Weekly Dividend ETF, to be effective at the time the SoFi Weekly Dividend ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST	TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By: /s/ Eric W. Falkeis	By: /s/ Daniel H. Carlson
Name: Eric W. Falkeis	Name: Daniel H. Carlson
Title: President	Title: Chief Financial Officer

AMENDED SCHEDULE A
to the
TIDAL ETF TRUST
INVESTMENT ADVISORY AGREEMENT
with
TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee	Effective Date
SoFi Select 500 ETF	0.19%	4/10/2019
SoFi Next 500 ETF	0.19%	4/10/2019
SoFi 50 ETF	0.29%	5/7/2019
SoFi Gig Economy ETF	0.59%	5/7/2019
SoFi Weekly Income ETF	0.59%	10/1/2020
SoFi Weekly Dividend ETF	0.49%	5/10/2021